EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors
Docucourier Corporation


We hereby consent to the use in the Prospectus constituting part of the Registration Statement of Docucourier Corporation on Form SB-2 of our report dated January 18, 2005 on the consolidated financial statements of Docucourier Corporation as of December 31, 2004 and for the year in the period then ended which appear in such Prospectus. We also consent to the reference of our firm under the caption "Experts" contained in such Registration Statement.



/S/ SHERB & CO., LLP
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New York, New York

July 11, 2005